Filed Pursuant to Rule 424(b)(7)
Registration No. 333-294145
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 9, 2026)

7,501,585 Shares of Common Stock
Diversified Energy Company

$14.45 per share
The selling stockholders identified in this prospectus supplement are offering 7,501,585 shares of our common stock ($0.01 par value).
Subject to the completion of this offering, we have agreed to purchase from the underwriter 3,750,000 shares of common stock offered hereby at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering, as part of our existing stock repurchase program.
Our common stock trades on the NYSE under the symbol “DEC.” On March 6, 2026, the last reported sale price of our common stock on the NYSE was $14.55 per share. Our common stock is also admitted to listing on the Official List of the United Kingdom Financial Conduct Authority and is admitted to trading on the Main Market of the London Stock Exchange (“LSE”), under the symbol “DEC.” On March 6, 2026, the last reported sale price of our common stock on the LSE was £10.78 per share (equivalent to approximately $14.36 per share based on an assumed exchange rate of £1.00 to $1.3323).
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 3 of the accompanying base prospectus, and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus to read about important facts you should consider before buying our common stock.
The underwriter will purchase the shares from the selling stockholders at the price of $14.311 per share, resulting in aggregate proceeds of approximately $107.4 million to the selling stockholders. The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock to the purchasers on or about March 11, 2026 through the book-entry facilities of The Depository Trust Company.
Citigroup
March 9, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

For investors outside the United States: We have not, and the underwriter and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying base prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.
Neither we nor the underwriter nor selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriter nor selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriter nor selling stockholders are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying base prospectus, as well as the information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only, regardless of the time of delivery of this prospectus supplement or the sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.
Notice to Investors in the United Kingdom and European Economic Area
The communication of this prospectus supplement, the accompanying base prospectus and any other document or materials relating to the common stock offered hereby is not being made, and this prospectus supplement, the accompanying base prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this prospectus supplement, the accompanying base prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying base prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)); (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order; (iii) are outside the United Kingdom; or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (for the purposes of this paragraph, all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying base prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying base prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying base prospectus and such other documents and/or materials relating to the common stock offered hereby or any of their contents.
In the United Kingdom, this prospectus and the accompanying prospectus are only directed at persons who are “qualified investors” as defined in paragraph 15 of Schedule 1 of the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024.
In each member state of the European Economic Area, this prospectus and the accompanying prospectus are only directed at persons who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129, as amended.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We are providing information to you about the sale of the shares of common stock offered hereby in separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the sale of the shares of common stock offered hereby, and (2) the accompanying base prospectus, which provides general information regarding us, the selling stockholders, our securities, and other information, some of which may not apply to the sale of the shares of common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the sale of the shares of common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
No action is being taken in any jurisdiction outside the United States to permit a public offering of shares of our common stock or possession or distribution of this prospectus supplement and accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying base prospectus applicable to that jurisdiction.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the sale of the shares of common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the sale of the shares of common stock offered hereby, is accurate as of any date other than the respective dates thereof.
Except where the context otherwise requires or where otherwise indicated, the terms “Diversified Energy,” the “Company,” the “Group,” “we,” “us,” “our company” and “our business” refer to Diversified Energy Company, together with its consolidated subsidiaries. References in this prospectus supplement to the “selling stockholders” refer to the entities identified in the selling stockholders table included in the section of this prospectus supplement entitled “Selling Stockholders.”

PRESENTATION OF FINANCIAL INFORMATION
This prospectus supplement incorporates by reference our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 included in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.
This prospectus supplement incorporates by reference the audited consolidated financial statements of Maverick Natural Resources, LLC (“Maverick”) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, and the audited consolidated financial statements of Canvas Energy Inc. (“Canvas”) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, and the unaudited financial statements of Canvas as of September 30, 2025 and for each of the nine months ended September 30, 2025 and September 30, 2024.
This prospectus supplement incorporates by reference the unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2025, which such financial information was derived from the historical consolidated financial statements of the Company, Maverick and Canvas.
The financial information included or incorporated by reference in this prospectus supplement is presented in U.S. dollars. Our fiscal year begins on January 1 and ends on December 31 of the same year.
All references in this prospectus supplement to “$” mean U.S. dollars and all references to “£” mean pound sterling. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements that can be identified by the following terminology, including the terms “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” or the negative of these terms or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial positions, liquidity, prospects, growth, strategies and the natural gas and oil industry. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.
Forward-looking statements are not guarantees of future performance and the actual results of our operations, financial position and liquidity, and the development of the markets and the industry in which we operate, may differ materially from those described in, or suggested by, the forward-looking statements contained in this prospectus supplement. In addition, even if the results of operations, financial position and liquidity, and the development of the markets and the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods. A number of factors could cause results and developments to differ materially from those expressed or implied by the forward-looking statements including, without limitation, general economic and business conditions, the behavior of other market participants, industry trends, competition, commodity prices, changes in regulation, currency fluctuations, our ability to recover our reserves, our ability to successfully integrate acquisitions, our ability to obtain financing to meet liquidity needs, changes in our business strategy, political and economic uncertainty.
Forward-looking statements may, and often do, differ materially from actual results. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement, reflect our current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Investors should specifically consider the factors identified in this prospectus supplement which could cause actual results to differ before making an investment decision. Subject to the requirements of the Public Offers and Admissions to Trading Regulations 2024, the Prospectus Rules: Admission to Trading on a Regulated Market of the Financial Conduct Authority, we explicitly disclaim any obligation or undertaking to revise any forward-looking statements in this prospectus supplement that may occur due to any change in our expectations or to reflect events or circumstances after the date of this prospectus supplement except as may be required by applicable law.

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including the information incorporated by reference herein, carefully, including the section titled “Risk Factors” included in this prospectus supplement and the accompanying base prospectus and our consolidated financial statements and related notes incorporated by reference herein before making an investment decision. Some of the statements in this summary constitute forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”
The Company
Company Overview
We are a leading independent energy company focused on natural gas and liquids production, transportation, marketing and well retirement, primarily located within the Appalachian and Central regions of the United States. The Appalachian Basin spans Pennsylvania, Virginia, West Virginia, Kentucky, Tennessee and Ohio and consists of multiple productive, shallow conventional formations and two productive, deeper unconventional shale formations, the Marcellus Shale and the slightly deeper Utica Shale. We also operate in the Bossier and Haynesville shale formations and the Cotton Valley sandstones in East Texas and West Louisiana, the Barnett Shale in North Texas and the Mid-Continent producing areas across Central Texas, along with the Anadarko Basin across North Texas and Oklahoma and Permian Basin in West Texas and New Mexico.
Our strategy is to acquire existing long-life assets and to make investments in those assets to improve environmental and operational performance under a modern field management philosophy and stewardship-based approach to generate cash flows and maximize shareholder returns. Our shareholder return-focused business model is underpinned by a disciplined commodity hedging strategy that is designed to mitigate downside price risk for the three primary commodity products we produce and sell: natural gas, crude oil and NGLs. We believe the combination of acquiring and operating low decline assets and a disciplined hedging program provides our shareholders with relatively predictable, reliable and sustainable cash flows.
We actively seek to acquire high-quality producing conventional and unconventional natural gas and oil assets from industry participants divesting assets either due to a desire to reallocate capital to other assets and/or to raise cash proceeds. We target long-life producing assets at what we view as attractive valuations, and in our commercial evaluation, we typically attribute substantially all value to the proved developed producing (PDP) reserves and attribute minimal, if any, value to the proved undeveloped reserves. We typically assign no value to probable or possible reserves. Our target assets are characterized by multi-decade production profiles and low decline rates, and we place a particular focus on assets whose value we believe can be enhanced by scale and vertical integration through complementary midstream infrastructure or by our operational and marketing framework.
We focus on improving the performance and operations of assets we acquire, many of which have not received significant operational focus or investment from their former owners. This improvement is achieved through our deployment of rigorous field management programs and/or refreshing infrastructure. Through operational efficiencies, we attempt to maximize value by enhancing production while lowering costs and improving well productivity. These production enhancement techniques also enable us to reduce the methane emissions profile of our wells. We further enhance the value of our assets by leveraging our midstream gathering and transportation infrastructure, which allows us to diversify and expand our third-party revenue, optimize pricing, increase flow assurance and reduce third-party costs and inefficiencies.

Corporate Information
We were incorporated as a public limited company with the legal name Diversified Gas & Oil plc under the laws of the United Kingdom on July 31, 2014 with the company number 09156132. On May 6, 2021, we changed our company name to Diversified Energy Company PLC (“DEC PLC”). On November 21, 2025, the redomiciliation of DEC PLC was implemented by way of a UK court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”). Pursuant to the Scheme, a new U.S. holding company, Diversified Energy Company, became the ultimate parent company of Diversified Energy Company PLC and its consolidated subsidiaries.
As a result of the Scheme, the jurisdiction of incorporation of the ultimate parent company of DEC PLC and its consolidated subsidiaries changed from England and Wales to the State of Delaware. In connection with the Scheme, each holder of one ordinary share (or a depositary interest representing an ordinary share) of DEC PLC received one share of common stock (or a depositary interest representing a share of common stock) of Diversified Energy Company, par value $0.01 per share.
On November 24, 2025, our shares of common stock commenced trading on the NYSE and were admitted to the Equity Shares (International Commercial Companies Secondary Listing) of the Official List and to trading on the LSE’s main market for listed securities under the symbol “DEC,” which was the same trading symbol previously used by DEC PLC’s ordinary shares.
Our registered office is located at 1209 Orange Street, Wilmington, Delaware 19801. Our principal executive offices are located at 1600 Corporate Drive, Birmingham, Alabama 35242, and our telephone number at that location is +1 (205) 408-0909. Our website address is www.div.energy. The information contained on, or that can be accessed from, our website does not form part of this prospectus supplement. We have included our website address solely as an inactive textual reference.
Recent Developments
On February 26, 2026, Diversified Production LLC (“Diversified”), a wholly-owned subsidiary of the Company, entered into a purchase and sale agreement (the “Purchase Agreement”) with Sheridan Holding Company III, LLC (the “Seller”) pursuant to which Diversified agreed to acquire certain oil and natural gas wells, leasehold interests and related assets located in certain counties in east Texas, including Cherokee, Harrison, Nacogdoches, Panola, and Rusk Counties (the “Assets”). The acquisition is expected to be funded through borrowings under the Company’s senior secured bank facility and is subject to customary closing conditions. Diversified expects to close the transaction in the second quarter of 2026.
Under the Purchase Agreement, Diversified will pay an aggregate purchase price of approximately $248 million, subject to adjustment pursuant to the terms of the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants by the parties. The obligations of Diversified and the Seller to consummate the acquisition are subject to customary closing conditions. Upon closing, Diversified will assume certain liabilities associated with the Assets, including environmental and plugging and abandonment obligations, as provided in the Purchase Agreement.
Share Repurchase
Subject to the completion of this offering, we have agreed to purchase from the underwriter 3,750,000 shares of common stock offered hereby at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering, as part of our existing stock repurchase program. We refer to this repurchase as the “Share Repurchase.” The closing of the Share Repurchase is contingent on the closing of this offering. We intend to fund the Share Repurchase with cash on hand. Any shares of our common stock that we repurchase in the Share Repurchase will be retired.
The closing of this offering is not conditioned upon the completion of the Share Repurchase and therefore there can be no assurance that the Share Repurchase will be completed. The description and the other information in this prospectus supplement regarding the Share Repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any common stock subject to the Share Repurchase.

The Offering
Issuer
Diversified Energy Company
Common Stock offered by the Selling Stockholders
7,501,585 shares of common stock.
Shares of common stock to be outstanding immediately after this offering and the Share Repurchase
72,320,756 shares, which reflects the retirement of 3,750,000 shares of our common stock in the Share Repurchase.
Use of proceeds
We will not receive any proceeds from the sale of common stock held by the selling stockholders. See “Use of Proceeds.”
Share Repurchase
Subject to the completion of this offering, we have agreed to purchase from the underwriter 3,750,000 shares of common stock offered hereby at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering, as part of our existing stock repurchase program. The closing of the offering is not conditioned upon the completion of the Share Repurchase. The closing of the Share Repurchase is contingent on the closing of this offering. See “—Share Repurchase.”
Risk factors
Investing in our common stock involves a high degree of risk. Please see the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.
Trading symbol
Our shares of common stock are listed on the NYSE and the LSE under the symbol “DEC.”
Transfer agent
Computershare Trust Company, N.A. is the transfer agent of our common stock.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, and the section titled “Risk Factors” and our audited consolidated financial statements and related notes, in each case included in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, which are each incorporated by reference herein, before deciding to invest in our common stock. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks or additional risks and uncertainties that are currently immaterial or unknown. The trading price and value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.
The price of our common stock may be volatile and may fluctuate due to factors beyond our control.
The public offering price for shares of our common stock will be determined through negotiations between the underwriter and the selling stockholders and may vary from the market price of shares of our common stock following this offering. If you purchase shares of common stock in this offering, you may not be able to resell those shares of common stock at or above the public offering price. The market price of shares of our common stock may fluctuate significantly due to a variety of factors, including:
•	operating results that vary from our financial guidance or the expectations of securities analysts and investors;
•	changes in natural gas, NGL or oil prices;
•	the operating and securities price performance of companies that investors consider to be comparable to us;
•	announcements of strategic developments, acquisitions and other material events by us or our competitors;
•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;
•	initial issuance of new or updated research or reports by securities analysts; changes in government regulations;
•	financing or other corporate transactions;
•	the loss of any of our key personnel;
•	sales of shares of our common stock by us, our executive officers and Board members or our shareholders in the future, or the perception that such sales may occur;
•	speculation in the press or investment community;
•	domestic and international economic, geopolitical, and legal factors unrelated to our performance;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and
•	other events and factors, many of which are beyond our control.
These and other market and industry factors may cause the market price and demand for shares of our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their common stock and may otherwise materially and adversely affect the liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of the holders of shares of our common stock were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our senior management would be diverted from the operation of our business. Any adverse determination in litigation could also subject us to significant liabilities.

Future sales, or the possibility of future sales, of a substantial number of shares of our common stock could adversely affect the price of our common stock.
Future sales of a substantial number of shares of our common stock, or the perception that such sales will occur, could cause a decline in the market price of our common stock. We may, in our sole discretion, release all or any portion of the equity securities subject to the lock-up agreements prior to the expiration of the lock-up agreements. If, after the end of such lock-up agreements, these shareholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
There is no guarantee that we will continue to pay dividends on our common stock in the future.
The decision of our board of directors to recommend and our ability to pay dividends is dependent upon our performance and financial condition, cash requirements, future prospects, commodity prices, compliance with the financial covenants and restrictions under the terms of certain of our credit facilities, profits available for distribution and other factors deemed to be relevant at the time and on the continued health of the markets in which we operate. Further, as a company listed on both the NYSE and the LSE, while our board of directors’ evaluation of our ability or need to pay dividends will primarily remain a question of the foregoing factors, it will also take into account the performance of our common stock, including relative to our peer group. There can be no guarantee that we will continue to pay dividends in the future on our common stock.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock offered by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of shares of this common stock. See the section of this prospectus supplement entitled “Selling Stockholders.”
We will not be selling any shares of common stock in this offering. Therefore, the offering will not result in any dilution of equity ownership to our existing stockholders.

SELLING STOCKHOLDERS
In connection with this offering, the Company has waived the lock-up restrictions previously applicable to 4,872,452 shares of common stock held by the selling stockholders, that was previously scheduled to expire on March 14, 2026. Such waiver is effective as of March 9, 2026.
The following table sets forth (i) the names of the selling stockholders, (ii) the number of shares of common stock beneficially owned by each selling stockholder as of February 25, 2026, (iii) the number of shares of common stock to be offered by each selling stockholder pursuant to this prospectus supplement and (iv) the number of shares of common stock beneficially owned by each selling stockholder assuming all common stock offered by each such selling stockholder is sold in this offering. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, the number of shares of common stock subject to options or warrants held by the selling stockholders that are currently exercisable or that will become exercisable within 60 days of February 25, 2026 are deemed outstanding.
The percentages reflect beneficial ownership immediately prior, and immediately after giving effect, to completion of the offering, based on 76,070,756 shares of common stock outstanding as of February 25, 2026, which includes 7,501,585 common stock to be sold by the selling stockholders. Upon completion of this offering, each of the selling stockholders will cease to beneficially own any shares of our common stock.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered Hereby	Common Stock Beneficially Owned After this Offering(1)
	Number	%(2)		Number	%
Selling Stockholders:
EIG Energy Fund XVI, L.P.(1)	2,732,662	3.59%	2,732,662	—	—
EIG Energy Fund XVI Holdings Splitter (FourPoint), L.P.(1)	1,248,819	1.64%	1,248,819	—	—
EIG Holdings Carry Splitter (Redwood), L.P.(1)	1,012,758	1.33%	1,012,758	—	—
EIG Energy Fund XV, L.P.(1)	742,468	*%	742,468	—	—
EIG Energy Fund XV Blocker Series C (Fourpoint), LLC(1)	603,444	*%	603,444	—	—
EIG Energy Fund XV-A, L.P.(1)	506,760	*%	506,760	—	—
EIG Redwood Co-Investment, L.P.(1)	327,012	*%	327,012	—	—
EIG Energy XV Blocker Agent (Redwood), LLC(1)	283,715	*%	283,715	—	—
EIG Energy Fund XVI-E, L.P.(1)	43,947	*%	43,947	—	—

*	Less than 1%
(1)
EIG Redwood Co-Investment GP, LLC (“EIG Redwood Co-Investment GP”) is the general partner of EIG Redwood Co-Investment, L.P. (“Redwood Co-Investment”). EIG Energy Fund XV GP, LLC (“EIG Fund XV GP”) is the general partner of EIG Energy Fund XV, L.P. (“Fund XV”) and EIG Energy Fund XV-A, L.P. (“Fund XV-A”). EIG Energy Fund XVI GP, LLC (“EIG Fund XVI GP,” and together with EIG Redwood Co-Investment GP and EIG Fund XV GP, the “General Partners”) is the general partner of EIG Holdings Carry Splitter (Redwood), L.P. (“Carry Splitter (Redwood)”), EIG Energy Fund XVI, L.P. (“Fund XVI”), EIG Energy Fund XVI-E, L.P. (“Fund XVI-E”), and EIG Energy Fund XVI Holdings Splitter (Fourpoint), L.P. (“Fund XVI Holdings Splitter (Fourpoint)”). EIG Energy Fund XV Blocker Series C (Fourpoint), LLC (“Fund XV Blocker Series C (Fourpoint)”) is managed directly by EIG Management Company, LLC. Kristin Kelly is the sole director and officer of EIG Energy XV Blocker Agent (Redwood), LLC. (“Fund XV Blocker Agent (Redwood),” and together with Redwood Co-Investment, Fund XV, Fund XV-A, Carry Splitter (Redwood), Fund XVI, Fund XVI-E, Fund XVI Holdings Splitter (Fourpoint), and Fund XV Blocker Series C (Fourpoint), the “EIG Fund Entities”). To the extent applicable, the General Partners have constituted investment committees that are, directly or indirectly, responsible for making investment decisions for the EIG Fund Entities. The members of the relevant investment committees are R. Blair Thomas and Randall S. Wade. The business address of the EIG Fund Entities is 600 New Hampshire Ave NW, Suite 1200, Washington, DC 20037.

(2)	Based on 76,070,756 shares of common stock outstanding as of February 25, 2026.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each, as defined below) of the purchase, ownership and disposition of a share of common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed herein. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and administrative interpretations of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of a share of common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to the description below of the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to U.S. Holders and Non-U.S. Holders that each hold a share of common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons whose functional currency is not the U.S. dollar;
•	persons holding a share of common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, regulated investment companies, mutual funds and other financial institutions;
•	brokers, dealers or traders in securities or foreign currencies;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell a share of common stock under the constructive sale provisions of the Code;
•	persons who hold or receive a share of common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities of all the interests of which are held by qualified foreign pension funds; and
•	Non-U.S. Holders who will own directly, indirectly or constructively more than 5% of our common stock.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a share of common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding a share of common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A SHARE OF COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of a share of common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
Distributions, if any, made on the shares of common stock, generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of the Company’s current or accumulated earnings and profits. Distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the shares of common stock and thereafter as capital gain from the sale or exchange of such shares of common stock. Dividends received by a corporate U.S. Holder may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Sales, Certain Redemptions or Other Taxable Dispositions of Common Stock
Upon the sale, certain redemptions or other taxable dispositions of a share of common stock, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the shares of common stock. Any gain or loss recognized on a taxable disposition of a share of common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period at the time of the sale, redemption or other taxable disposition of the shares of common stock is longer than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Foreign Currency
The amount of any distributions paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, redemption or other disposition of our common stock, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder that converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders that use the accrual method of tax accounting. A U.S. Holder that recognizes foreign currency exchange loss with respect to our common stock would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the applicable Treasury Regulations. For individuals and trusts, this loss threshold is $50,000 in any single year. For other types of taxpayers, the thresholds are higher. U.S. Holders should consult their tax advisors regarding the rules concerning foreign currency exchange gain or loss.

Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of a share of common stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Distributions
If the Company makes distributions of cash or property on the shares of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Generally, a distribution that constitutes a return of capital will be subject to U.S. federal withholding tax at a rate of 15% if the Non-U.S. Holders’ common stock constitute a USRPI (as defined below). However, a U.S. withholding rate of up to 30% of the entire amount of the distribution may apply, even if the Non-U.S. Holders’ shares of common stock do not constitute a USRPI. For additional information regarding when a Non-U.S. Holder may treat its ownership of the shares of common stock as not constituting a USRPI, see below under the subsection titled “—Sale or Other Taxable Disposition.” However, because a Non-U.S. Holder would not have any U.S. federal income tax liability with respect to a return of capital distribution, a Non-U.S. Holder would be entitled to request a refund of any U.S. federal income tax that is withheld from a return of capital distribution (generally by timely filing a U.S. federal income tax return for the taxable year in which the tax was withheld). Any excess will be treated as capital gain and will be treated as described below under the subsection titled “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of a share of common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for a lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below on information reporting, backup withholding and FATCA (as defined below), a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of a share of common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a United States real property interest (“USRPI”) because we are (or have been during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period) a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, due to the nature of our assets and operations, the Company believes it is (and will continue to be) a USRPHC under the Code and the shares of our common stock constitute (and will continue to constitute) a USRPI. Non-U.S. Holders generally are subject to a 15% withholding tax on the amount realized from a sale or other taxable disposition of a USRPI, such as our common stock, which is required to be collected from any sale or disposition proceeds. Furthermore, such Non-U.S. Holders are subject to U.S. federal income tax (at the regular rates) in respect of any gain on their sale or disposition of our common stock and are required to file a U.S. tax return to report such gain and pay any tax liability that is not satisfied by withholding. Any gain should be determined in U.S. dollars, based on the excess, if any, of the U.S. dollar value of the consideration received over the Non-U.S. Holder's tax basis in the common stock determined in U.S. dollars under the rules applicable to Non-U.S. Holders. A Non-U.S. Holder may, by filing a U.S. tax return, be able to claim a refund for any withholding tax deducted in excess of the tax liability on any gain. However, if shares of our common stock are considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations), then Non-U.S. Holders will not be subject to the 15% withholding tax on the disposition of their common stock, even if such shares of our common stock constitute USRPIs. Moreover, if shares of our common stock are considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) and the Non-U.S. Holder actually or constructively owns or owned, at all times during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder's holding period, 5% or less of the shares of our common stock taking into account applicable constructive ownership rules, such Non-U.S. Holder may treat its ownership of our common stock as not constituting a USRPI and will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock or U.S. tax return filing requirements. The Company expects the shares of our common stock to be treated as “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) so long as the shares of our common stock are listed on the NYSE and regularly quoted by brokers or dealers making a market in such common stock.
Non-U.S. Holders should consult their tax advisors regarding tax consequences of our treatment as a USRPHC and regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of distributions on the shares of common stock and the proceeds of a sale of a share of common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. Holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments of dividends on the shares of common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a

United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, including our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
Citigroup Global Markets Inc. is acting as the sole book-running manager in this offering. The Company and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and the selling stockholders have agreed to sell to the underwriter, 7,501,585 shares of common stock, which includes 3,750,000 shares of our common stock that we have agreed to repurchase from the underwriter.
The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares of common stock if it purchases any of the shares of common stock.
Subject to the completion of this offering, we have agreed to purchase from the underwriter 3,750,000 shares of common stock offered hereby at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering, as part of our existing stock repurchase program. The closing of the offering is not conditioned upon the completion of the Share Repurchase. See “Summary—Share Repurchase.”
The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they act as agents or to whom they sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter sells such shares of common stock may be deemed underwriting compensation.
We, our directors and certain of our officers, have agreed that for a period of 30 days from the date of this prospectus supplement and subject to certain exceptions, not to offer, sell, contract to sell, pledge, hedge, grant any option to purchase or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, without the prior written consent of the underwriter. One such exception includes our ability to issue shares of our common stock in connection with a merger and/or acquisitions without consent of the underwriter.
Our shares of common stock trade on the NYSE under the symbol “DEC” and are also admitted to listing on the Official List of the United Kingdom Financial Conduct Authority and are admitted to trading on the LSE, under the symbol “DEC.”
Pursuant to the Registration Rights Agreement, dated as of March 14, 2025, by and among the Company, the selling stockholders, other signatories party thereto, and solely for purposes of Section 2.8 therein, Diversified Gas & Oil Corporation (“DGOC”), DGOC agreed to pay certain expenses relating to the registration and offering of these shares, and each selling stockholder agreed to pay its pro rata share of underwriting fees, discounts and commissions, placement fees of the underwriter, broker commissions, transfer taxes and certain attorney’s fees not covered by DGOC. We estimate that our out-of-pocket expenses for this offering will be approximately $350,000.
In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•	Short sales involve secondary market sales by the underwriter of a greater number of shares of common stock than it is required to purchase in the offering.
•	Covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover short positions.
○
To close a short position, the underwriter must purchase shares of common stock in the open market after the distribution has been completed. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions involve bids to purchase common stock so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.
The underwriter and its affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which it had received customary fees and reimbursement of expenses. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us, certain of the selling stockholders and our and their respective affiliates in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In addition, affiliates of the underwriter are lenders, and in some cases agents or managers for the lenders, under our certain of credit facilities.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.
The sellers of the common stock have not authorized and do not authorize the making of any offer of the common stock through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the common stock, other than the underwriter, is authorized to make any further offer of the common stock on behalf of the sellers or the underwriter.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each, a “relevant member state”), no common stock has been offered or will be offered pursuant to the offering to the public in that relevant member state prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that the common stock may be offered to the public in that relevant member state at any time:
(a)	to any qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No common stock has been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the common stock may be offered to the public in the United Kingdom at any time in accordance with the exceptions from the prohibition on offers to the public set out in Schedule 1 of the POATR which include (but are not limited to) where the offer is:
(a)	conditional on the admission of the common stock to trading on the Main Market of the LSE (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);
(b)	to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriter for any such offer; or
(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.
For the purposes of this provision, the expression an “offer to the public” in relation to the common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the relevant securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the shares of common stock described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares of common stock have been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the shares of common stock to the public in France.
Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•
in a transaction that, in accordance with article L.411-2-II-1”-or-2”-or 3” of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares of common stock may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures

Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares of common stock offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, common stock, debentures and units of common stock and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such common stock, debentures and units of common stock and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or
•	where the transfer is by operation of law.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of common stock.

LEGAL MATTERS
Certain legal matters of U.S. federal law will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Kirkland & Ellis LLP, Houston, Texas, is serving as legal counsel to the selling stockholders in connection with this offering. Vinson & Elkins L.L.P., Houston, Texas, is serving as legal counsel to the underwriter in connection with this offering.

EXPERTS
Independent Registered Public Accounting Firm
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Canvas Energy Inc. because it was acquired by the Company during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Maverick Natural Resources, LLC as of and for the year ended December 31, 2023 incorporated by reference in this prospectus supplement by reference to Exhibit 99.1 of Diversified Energy’s Report on Form 6-K dated May 16, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Maverick Natural Resources, LLC as of December 31, 2024 and for the year then ended, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements of Canvas Energy Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Independent Petroleum Engineers
The letter report, included as an exhibit to the Company’s Annual Report on Form 10-K, of Netherland, Sewell & Associates, Inc., independent consulting petroleum engineers, and information with respect to our natural gas, oil and NGL reserves derived from such report, have been referred to and incorporated in this prospectus supplement upon the authority of such firm as experts with respect to such matters covered in such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act with respect to the shares of common stock offered in this prospectus supplement, which constitutes a part of the registration statement. This prospectus supplement does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with, or incorporated by reference into, the registration statement. For further information with respect to us and our securities, reference is made to the registration statement and the exhibits and schedules filed with, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit filed with, or incorporated by reference into, the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed with, or incorporated by reference into, the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We currently make available to the public our annual and interim reports, as well as certain information regarding our corporate governance and other matters on our website www.div.energy. The reference to our website address does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information included in or incorporated by reference into this prospectus supplement.
We incorporate by reference into this prospectus supplement the documents listed below:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•
Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on January 7, 2026, January 23, 2026, January 26, 2026, January 28, 2026, February 6, 2026 (with respect to Exhibit 99.1 and Exhibit 99.2), February 10, 2026, March 4, 2026 and March 6, 2026;

•
the description of our capital stock contained in Exhibit 4.1 of our Form 8-K filed with the SEC on November 24, 2025, and any amendment or report filed for the purposes of updating such description; and

•
the audited consolidated financial statements of Maverick as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 included as Exhibit 99.1 to the Company’s Report on Form 6-K, filed with the SEC on May 16, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Diversified Energy Company
1600 Corporate Drive
Birmingham, Alabama 35242
Telephone: (205) 408-0909
Attention: Investor Relations

PROSPECTUS

7,501,585 Shares of Common Stock Offered by the Selling Stockholders
This prospectus relates to the resale, from time to time, of 7,501,585 shares of common stock (the “Securities”) $0.01 par value per share (the “common stock”), of Diversified Energy Company (the “Company,” “DEC,” “we,” “us,” or “our company”) by the selling stockholders identified herein. The Securities were issued in connection with our U.S. Domestication in exchange for ordinary shares that were originally issued as consideration in our acquisition of Maverick Natural Resources, LLC (“Maverick”), which closed on March 14, 2025 (the “Acquisition”), pursuant to the merger agreement by and among Maverick, Diversified Energy Company PLC, Diversified Gas & Oil Corporation, Remington Merger Sub, LLC and EIG Management Company, LLC, dated January 24, 2025 (the “Merger Agreement”). We are registering the Securities for resale pursuant to the selling stockholders’ registration rights under that certain registration rights agreement between us and the selling stockholders, entered into in connection with the Acquisition (the “Registration Rights Agreement”). All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or any of the selling stockholders’ permitted transferees. The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses, other than underwriting discounts and commissions, in connection with the registration of the selling stockholders’ Securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”
Investing in the Securities involves certain risks. Please carefully review the information under the heading “Risk Factors” contained in this prospectus beginning on page 3, along with any risk factors described in the applicable prospectus supplement.
The selling stockholders may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution.” The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.
Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “DEC.” The last reported sale price of our common stock on NYSE on March 6, 2026 was $14.55 per share. Our shares of common stock are also admitted to the Equity Shares (International Commercial Companies Secondary Listing) of the Official List and to trading on the London Stock Exchange’s (“LSE”) main market for listed securities under the symbol “DEC.” The last reported sale price of our common stock on the LSE on March 6, 2026 was £10.78 per share (equivalent to approximately $14.36 per share based on an assumed exchange rate of £1.00 to $1.3323 as of March 6, 2026). We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 9, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the selling stockholders may offer and sell from time to time the Securities described in this prospectus in one or more offerings in amounts to be determined at the time of any offering.
This prospectus provides you with a general description of the Securities the selling stockholders may offer. Each time the selling stockholders offer Securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus by or on behalf of us, together with the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
Except where the context otherwise requires or where otherwise indicated, the terms “Diversified Energy,” the “Company,” the “Group,” “DEC,” “we,” “us,” “our company” and “our business” refer to Diversified Energy Company, together with its predecessors and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated herein by reference, the use of words and phrases including “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” or the negative of these terms or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward-looking statements include all matters that are not historical facts. They include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial positions, liquidity, prospects, growth, strategies and the natural gas and oil industry. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.
Forward-looking statements are not guarantees of future performance and the actual results of our operations, financial position and liquidity, and the development of the markets and the industry in which we operate, may differ materially from those described in, or suggested by, the forward-looking statements. In addition, even if the results of operations, financial position and liquidity, and the development of the markets and the industry in which we operate are consistent with the forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. A number of factors could cause results and developments to differ materially from those expressed or implied by the forward-looking statements including, without limitation, general economic and business conditions, the behavior of other market participants, industry trends, competition, commodity prices, changes in regulation, currency fluctuations, our ability to recover our reserves, our ability to successfully integrate acquisitions, our ability to obtain financing to meet liquidity needs, changes in our business strategy, political and economic uncertainty.
Forward-looking statements may, and often do, differ materially from actual results. Any forward-looking statements speak only as of the date of such statements were made, reflect our then current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Investors should specifically consider the factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including Item 1A. Risk Factors of the Annual Report on Form 10-K, which could cause actual results to differ before making an investment decision. Subject to the requirements of applicable law, we explicitly disclaim any obligation or undertaking to revise any forward-looking statements that may occur due to any change in our expectations or to reflect events or circumstances after the date such forward-looking statements were made except as may be required by applicable law.

RISK FACTORS
An investment in our Securities involves risk. Before investing in our Securities, you should carefully consider all of the information included in this prospectus and the documents incorporated by reference herein, and the risks discussed under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K with the SEC and any subsequent updates and other reports and documents we file with the SEC, which are incorporated by reference herein and in any prospectus supplement and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of such risks or additional risks and uncertainties that are currently immaterial or unknown. The trading price and value of our Securities could decline due to any of these risks, and you may lose all or part of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.”

DIVERSIFIED ENERGY COMPANY
We are a leading independent energy company focused on natural gas and liquids production, transportation, marketing and well retirement, primarily located within the Appalachian and Central regions of the United States. Our strategy is to acquire existing long-life assets and to make investments in those assets to improve environmental and operational performance under a modern field management philosophy and stewardship-based approach to generate cash flows and maximize shareholder returns. Our target assets are characterized by multi-decade production profiles and low decline rates, and we place a particular focus on assets whose value we believe can be enhanced by scale and vertical integration through complementary midstream infrastructure or by our operational and marketing framework.
Our business model emphasizes responsible stewardship and operational excellence, focusing on maximizing value from existing reserves. Our disciplined, full-lifecycle asset management approach is central to our success. We focus on optimizing and extending the productive life of existing wells, using advanced monitoring technologies and data analytics to drive operational efficiency and safety.
Our principal executive offices are located at 1600 Corporate Drive, Birmingham, Alabama 35242, and our telephone number at that location is (205) 408-0909. Our website address is www.div.energy. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS
We are registering the resale of the 7,501,585 shares of common stock offered by the selling stockholders. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by them. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the common stock will be received by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) as currently in effect and certain provisions of Delaware law. The following description may not contain all of the information that is important to you, and we therefore refer you to our Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. For more information on how you can obtain our Certificate of Incorporation and our Bylaws, see the heading “Where You Can Find More Information.”
Under the Certificate of Incorporation, we are authorized to issue up to 350,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.
Dividends
Subject to the rights of the holders of any outstanding series of preferred stock, holders of common stock are entitled to receive dividends to the extent permitted by law when, as and if declared by our board of directors.
Liquidation
Upon our dissolution, liquidation or winding up, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.
Other Matters
The Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply as long as our common stock is listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock and certain issuances to related parties. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.
Our Certificate of Incorporation authorizes our board of directors to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the designation, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each series of preferred stock. Our board of directors is also able to increase or decrease the number of authorized shares of any series of preferred stock (but not below the number of shares of that series of preferred stock then outstanding) without any further vote or action by the stockholders.

As of December 31, 2025, no shares of preferred stock were outstanding. If we offer shares of preferred stock pursuant to this prospectus, the specific terms of the preferred stock will be described in the applicable prospectus supplement.
Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of Delaware law, the Certificate of Incorporation and the Bylaws could make the acquisition of our Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors.
Special Meetings of Stockholders. The Certificate of Incorporation and the Bylaws provide that special meetings of our stockholders (1) may be called at any time by our board of directors; and (2) shall be called by our secretary upon the written request or requests of one or more persons that: (a) own (as defined in the Bylaws) shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date fixed in accordance with the Bylaws to determine who may deliver a written request to call the special meeting; and (b) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws and amended from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting.
Stockholder Action by Written Consent. Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The Certificate of Incorporation precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. The Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which a public announcement of the date of such annual meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Removal of Directors; Vacancies. The Certificate of Incorporation provides that directors may be removed with or without cause, by the affirmative vote of holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, provided, however, that when the holders of any class or series of preferred stock are entitled to elect one or more directors pursuant to the Certificate of Incorporation, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series, and not the vote of the outstanding shares as a whole, shall apply. In addition, the Certificate of Incorporation also provides that any newly created directorship on our board of directors resulting from any increase in the authorized number of directors and any vacancies in our board of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director.
Amendments to the Bylaws and the Certificate of Incorporation. The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to adopt, amend or repeal the Bylaws without a stockholder vote.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the following provisions in the Certificate of Incorporation, among others:
•	the provisions regarding our board of directors;
•	the provisions precluding stockholder action by written consent;
•	the provisions regarding calling special meetings of stockholders;
•	the provision requiring a majority vote for stockholders to amend the Bylaws;
•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer;
•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote; and
•	the provisions regarding the forum for adjudication of disputes.
Section 203 of the Delaware General Corporation Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (other than statutorily excluded shares); or

•
on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
Exclusive Forum. The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of our company to our company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, and the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act.
Limitations on Liability and Indemnification of Officers and Directors
Subject to certain exceptions, the DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of their fiduciary duties. Under the Certificate of Incorporation and Bylaws, to the fullest extent permitted by the DGCL, our directors and officers will not be personally liable to our company or any of our stockholders for monetary damages for any breach of fiduciary duty as a director or officer. Currently, the DGCL does not permit exculpation of: (a) a director or officer for breach of the director’s or officer’s duty of loyalty to our company or our stockholders; (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a director for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (e) an officer in any action by or in the right of the corporation. Under the Certificate of Incorporation and the Bylaws, we are required to indemnify each of our directors and certain of our officers, to the fullest extent permitted by the DGCL, subject to certain exceptions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS
This prospectus relates to 7,501,585 shares of our common stock, which were issued by the Company to the selling stockholders pursuant to the Merger Agreement. The filing of the registration statement of which this prospectus forms a part is pursuant to our obligations under the Registration Rights Agreement, which was executed in connection with the closing of the transactions contemplated by the Merger Agreement. We agreed to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ Securities and to indemnify the selling stockholders against certain liabilities.
The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by any selling stockholder. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.
As of February 25, 2026, there were 76,070,756 shares of our common stock issued and outstanding.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock to be Offered	Shares of Common Stock beneficially owned after the offering
	Number	%(2)		Number	%
Selling Stockholders:
EIG Energy Fund XVI, L.P.(1)	2,732,662	3.59%	2,732,662	—	—
EIG Energy Fund XVI Holdings Splitter (FourPoint), L.P.(1)	1,248,819	1.64%	1,248,819	—	—
EIG Holdings Carry Splitter (Redwood), L.P.(1)	1,012,758	1.33%	1,012,758	—	—
EIG Energy Fund XV, L.P.(1)	742,468	*	742,468	—	—
EIG Energy Fund XV Blocker Series C (Fourpoint), LLC(1)	603,444	*	603,444	—	—
EIG Energy Fund XV-A, L.P.(1)	506,760	*	506,760	—	—
EIG Redwood Co-Investment, L.P.(1)	327,012	*	327,012	—	—
EIG Energy XV Blocker Agent (Redwood), LLC(1)	283,715	*	283,715	—	—
EIG Energy Fund XVI-E, L.P.(1)	43,947	*	43,947	—	—

*	Less than 1%.
(1)
EIG Redwood Co-Investment GP, LLC (“EIG Redwood Co-Investment GP”) is the general partner of EIG Redwood Co-Investment, L.P. (“Redwood Co-Investment”). EIG Energy Fund XV GP, LLC (“EIG Fund XV GP”) is the general partner of EIG Energy Fund XV, L.P. (“Fund XV”) and EIG Energy Fund XV-A, L.P. (“Fund XV-A”). EIG Energy Fund XVI GP, LLC (“EIG Fund XVI GP,” and together with EIG Redwood Co-Investment GP and EIG Fund XV GP, the “General Partners”) is the general partner of EIG Holdings Carry Splitter (Redwood), L.P. (“Carry Splitter (Redwood)”), EIG Energy Fund XVI, L.P. (“Fund XVI”), EIG Energy Fund XVI-E, L.P. (“Fund XVI-E”), and EIG Energy Fund XVI Holdings Splitter (Fourpoint), L.P. (“Fund XVI Holdings Splitter (Fourpoint)”). EIG Energy Fund XV Blocker Series C (Fourpoint), LLC (“Fund XV Blocker Series C (Fourpoint)”) is managed directly by EIG Management Company, LLC. Kristin Kelly is the sole director and officer of EIG Energy XV Blocker Agent (Redwood), LLC. (“Fund XV Blocker Agent (Redwood),” and together with Redwood Co-Investment, Fund XV, Fund XV-A, Carry Splitter (Redwood), Fund XVI, Fund XVI-E, Fund XVI Holdings Splitter (Fourpoint), and Fund XV Blocker Series C (Fourpoint), the “EIG Fund Entities”). To the extent applicable, the General Partners have constituted investment committees that are, directly or indirectly, responsible for making investment decisions for the EIG Fund Entities. The members of the relevant investment committees are R. Blair Thomas and Randall S. Wade. The business address of the EIG Fund Entities is 600 New Hampshire Ave NW, Suite 1200, Washington, DC 20037.

(2)	Based on 76,070,756 shares of common stock outstanding as of February 25, 2026.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of common stock by the selling stockholders, or by the selling stockholders’ permitted transferees, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of common stock pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.
The methods by which the shares of common stock may be sold include:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	distribution to employees, members, partners or stockholders of the selling stockholders;
•	transactions through broker dealers that agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of our shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, (“FINRA”), Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell our shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses, incurred by us incident to the registration of our shares of common stock. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our shares of common stock may not simultaneously engage in market making activities with respect to our shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
There can be no assurances that the selling stockholders will sell any or all of the Securities offered under this prospectus.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities being offered by this prospectus. Any underwriters, dealers or agents will be represented by their own legal counsel.
EXPERTS
Independent Registered Public Accounting Firm
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Canvas Energy Inc. because it was acquired by the Company during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Maverick Natural Resources, LLC as of and for the year ended December 31, 2023 incorporated by reference in this prospectus by reference to Exhibit 99.1 of Diversified Energy’s Report on Form 6-K dated May 16, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Maverick Natural Resources, LLC as of December 31, 2024 and for the year then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements of Canvas Energy Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Independent Petroleum Engineers
The letter report, included as an exhibit to the Company’s Annual Report on Form 10-K, of Netherland, Sewell & Associates, Inc., independent consulting petroleum engineers, and information with respect to our natural gas, oil and NGL reserves derived from such report, have been referred to and incorporated in this prospectus upon the authority of such firm as experts with respect to such matters covered in such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Diversified Energy, at www.sec.gov. Diversified Energy’s SEC filings are also available on Diversified Energy’s website at www.div.energy. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information included in or incorporated by reference into this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “Annual Report on Form 10-K”);
•
current reports on Form 8-K and amended current reports on Form 8-K/A filed with the SEC on January 7, 2026, January 23, 2026, January 26, 2026, January 28, 2026, February 6, 2026 (with respect to Exhibit 99.1 and Exhibit 99.2), February 10, 2026, March 4, 2026 and March 6, 2026;

•
the description of our capital stock contained in Exhibit 4.1 of our Form 8-K filed with the SEC on November 24, 2025, and any amendment or report filed for the purposes of updating such description; and

•
the audited consolidated financial statements of Maverick as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 included as Exhibit 99.1 to the Company’s Report on Form 6-K, filed with the SEC on May 16, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Diversified Energy Company
1600 Corporate Drive
Birmingham, Alabama 35242
Telephone: (205) 408-0909
Attention: Investor Relations

7,501,585 Shares of Common Stock
Diversified Energy Company

PROSPECTUS SUPPLEMENT
March 9, 2026
Citigroup